Execution Version
Privileged & Confident

Certain identified information marked with "[***]" has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

POLESTAR BRANDS LICENCE AGREEMENT
极星品牌许可协议

Between
由以下双方签订

POLESTAR PERFORMANCE AB
博乐斯达性能有限公司

and
及

[Name of PXJV]
[PXJV 名称]

[date]
[日期]

Execution Version
Privileged & Confident

This Polestar Brands License Agreement (this "**Agreement**") is entered into on [*] ("**Executive Date**") by and between:
本极星品牌许可协议（"**本协议**"）于[*]（"**生效日**"）由以下双方签订：

1. **Polestar Performance AB** (registration number: 556653-3096), a corporation organised under the laws of Sweden, having its registered address at Assar Gabrielssons Väg 9, SE-405 31 Göteborg, Sweden (hereinafter referred to as "**Licensor**"); and
博乐斯达性能有限公司（注册号码：556653-3096），一家根据瑞典法律设立的公司，注册地址位于 Assar Gabrielssons Väg 9, SE-405 31 Göteborg, Sweden（"**许可方**"）；及

2. **[PXJV]** (Unified Social Credit Code: [*]), a limited liability company duly incorporated and existing under the laws of the People's Republic of China, with its legal address at [*], China (hereinafter referred to as "**Licensee**").
[**PXJV**]（统一社会信用号码：[*]），一家根据中华人民共和国法律正式设立和存续的公司，注册地址位于[*]（"**被许可方**"）。

Licensor and Licensee are hereinafter referred to individually as a "**Party**", collectively as the "**Parties**".
许可方与被许可方在本协议中单独称为"**一方**"，合称为"**双方**"。

WHEREAS:
鉴于：

A. Polestar Holding AB controls the Polestar Brands (as defined below) and has granted Licensor a license to use the Polestar Brands including a right to grant sub-licenses to the Polestar Brands;
博乐斯达控股有限公司控制极星品牌（定义见下），且已授予许可方使用极星品牌的许可，其中包括分许可极星品牌的权利；

B. Polestar Automotive (Singapore) Pte. Ltd, a wholly-owned subsidiary of Polestar Holding AB, Polestar Automotive (Singapore) Distribution Pte Ltd, a wholly-owned subsidiary of Licensor, and Hubei Xingji Meizu Group Co., Ltd. have entered into a Shareholders Agreement dated [*], 2023 ("**Shareholders Agreement**"), pursuant to which Licensor shall grant Licensee an irrevocable license of the Polestar Brands; and
Polestar Automotive (Singapore) Pte. Ltd. （一家博乐斯达控股有限公司的全资子公司），Polestar Automotive (Singapore) Distribution Pte. Ltd.（一家许可方的全资子公司）和湖北星纪魅族集团有限公司已于 2023 年[*]签署了一份股东协议（"**股东协议**"），根据该协议，许可方应授予被许可方极星品牌不可撤销的许可；及

Execution Version
Privileged & Confident

C. Licensee wishes to obtain a non-exclusive, non-transferable license to use the Polestar Brands and Licensor agrees to grant such a license, subject to the terms and conditions of this Agreement.
被许可方希望获得非排他的、不可转让的一项使用极星品牌的许可，且许可方同意根据本协议的条款和条件授予该等许可。

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:
有鉴于此，作为本协议中载明的承诺和约定的对价，双方特此达成如下协议：

1. DEFINITIONS
定义

For the purposes of this Agreement, the following terms shall have meanings as set forth below; provided that capitalized terms used in this Agreement but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Shareholders Agreement:
为本协议之目的，以下词语的含义如下；本协议中已使用但未另行定义的词语应具有股东协议中定义的含义：

"**Agreement**" has the meaning set forth in the recitals of this Polestar Brands License Agreement;
"**协议**"具有本极星品牌许可协议序言所规定的含义；

"**Calendar Year**" means each twelve (12) month period beginning on January 1 and ending on December 31, provided that the first Calendar Year during the Term shall commence on the Effective Date and end on December 31, 2023;
"**日历年**"是指从 1 月 1 日开始到 12 月 31 日结束的每一个十二（12）个月的期间，但期限中的第一个日历年应从生效日开始，到 2023 年 12 月 31 日结束；

"**Executive Date**" has the meaning set forth in the recitals of this Agreement;
"**生效日**"具有本协议序言所规定的含义；

"**Licensed Products and Services**" means the products and services branded with Polestar Brands which fall under the Principal Business as defined in Shareholders Agreement and other businesses as otherwise approved according to the decision-making mechanism agreed in the Shareholders Agreement;
"**许可产品与服务**"指在股东协议定义的主营业务以及根据股东协议约定的决策机制另行批准的其他业务下使用极星品牌的产品及服务；

"**Polestar Brands**" means the "Polestar" trademarks and logos, including those registered and pending registration with the China National Intellectual Property Administration as set out in Exhibit A of this Agreement, those "Polestar"

Execution Version
Privileged & Confident

trademarks and logos which include or similar hereto registered in the future by the Licensor or Polestar Group (by itself or through the Polestar Brands Holders) in the Territory, and those which are not registered but with corresponding rights similar to registered trademarks because they are well-known or used; For the avoidance of doubt, the trademarks and logos contained in the Exhibit B Polestar Brands Identity Use China and Polestar Brands Identity Use Global as updated by Licensor and provided to Licensee from time to time shall also be deemed within the scope of Polestar Brands.
"**极星品牌**"指"极星"商标和标识，包括本协议附件 A 载明的在中国国家知识产权局已注册和正在等待注册的商标和标识，许可方或极星集团（自行或通过极星品牌权利人）未来在区域内注册的包含或与之近似的所有商标和标识以及未注册但因驰名或使用而享有与注册商标类似的相应权利的商标和标识；为免疑义，许可方不时更新并向被许可方提供的附件 B《极星品牌标记中国使用指南》以及《国际版极星品牌标记指南》中包含的商标和标识也应被视为纳入极星品牌的范围。

"**Polestar Brands Holders**" means the trademark holder of Polestar Brands in the Territory and any entity or individual, other than the Licensor, who has the right to grant a license with respect to Polestar Brands under this Agreement.
"**极星品牌权利人**"指极星品牌在区域内的商标权人以及除许可方外的其他在区域内有权就极星品牌授予本协议下许可的实体或个人。

"**Polestar Group**" means Polestar Automotive Holding UK PLC and its subsidiaries, branches and other persons that are directly or indirectly controlled by Polestar Automotive Holding UK PLC.
"**极星集团**"是指由 Polestar Automotive Holding UK PLC 及其子公司、分支机构和其直接或间接控制的其他主体。

"**Royalty**" has the meaning set forth in Section 3.1 of this Agreement;
"**许可费**"具有本协议第 3.1 条所规定的含义；

"**Affiliates**" means, with respect to each person, (a) any other person or individual that directly or indirectly controls, is controlled by, or is under common control with, such person; (b) the directors, supervisors and senior officers of such person and their Affiliates; For the purposes of this Agreement and for differentiation, "**Affiliated Company**" of the Licensee shall only mean a current or future wholly-owned subsidiary of the Licensee or a current or future branch of the Licensee.
"**关联方**"就任何主体而言，指(a)直接或间接控制该主体、被该主体控制或与该主体同受其他主体/自然人控制的任何其他主体/自然人；(b) 该主体的董事、监事、高级管理人员以及前述人士的关联方。为本协议之目的，为作区分，被许可方的"**关联公司**"仅指被许可方现在或未来的全资子公司或被许可方现在或未来的分支机构。

"**Net Revenue**" means, for any period of determination, "[***]"

Execution Version
Privileged & Confident

"**净营收**"是指在任何特定期间，"[***]"

"**Shareholders Agreement**" has the meaning set forth in the recitals of this Agreement;
"**股东协议**"具有本协议序言所规定的含义；

"**Term**" has the meaning set forth in Section 11.1 of this Agreement; and
"**期限**"具有本协议第 11.1 条所规定的含义；及

"**Territory**" means the People's Republic of China (for the purpose of this Agreement only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).
"**区域**"指中华人民共和国（仅为本协议之目的，不包括香港特别行政区，澳门特别行政区以及台湾）。

2. GRANT
授予许可

2.1 Licensor hereby grants to Licensee, a "[***]" license. For the avoidance of doubt, the scope of the foregoing license includes the right to use the Polestar Brands in Licensee's and its Affiliated Company's business names or trade names in the Territory.
许可方特此向被许可方授予"[***]"的许可。为免疑义，前述许可的范围包括在区域内将极星品牌用于被许可方及其关联公司企业名称或字号的权利。

2.2 Notwithstanding Section 2.1, during the Term of this Agreement, except for "[***]" without the consent of the Licensee, Licensor agrees not to, and shall cause Polestar Group members and Polestar Brands Holders not to, "[***]".
尽管有第 2.1 条的约定，本协议期限内，除"[***]"外，未经被许可方同意，许可方同意不得，且应促使其极星集团成员、极星品牌权利人不得"[***]"。

2.3 Licensee will not acquire any right or interest in the Polestar Brands except for the limited license under this Agreement. Licensee shall not use the Polestar Brands except strictly in accordance with the terms and conditions of this Agreement.
除本协议所授予的有限许可外，被许可方将不得取得任何极星品牌的权利或利益。除严格遵守本协议的条款和条件的使用外，被许可方不得在任何其他情况下使用极星品牌。

3. ROYALTY PAYMENT
许可费支付

Execution Version
Privileged & Confident

3.1 Commencing upon the Effective Date, in consideration for the rights granted to Licensee set out in Section 2 of this Agreement, Licensee shall pay to Licensor the royalty payment (the "**Royalty**") paid in RMB, such Royalty shall equal "[***]"
自生效日开始，作为本协议第 2 条中授予被许可方权利的对价，被许可方应通过支付人民币向许可方支付许可费("**许可费**")，该许可费为"[***]"。

3.2 Payment
付款

Licensee shall deliver to Licensor, respectively within "[***]"days after the end of a Calendar Year, a report setting forth for such Calendar Year the following information for Licensed Products and Services: (i) "[***]"; and (ii) "[***]". The total Royalties due "[***]", shall be paid no later than "[***]"days after the confirmation of the amount for payment by both Parties and the issuance of the invoice. Notwithstanding the foregoing, in the event that the Licensor is required by local law or compliance requirements to provide the relevant Royalties estimate within a shorter period, the Licensee shall endeavor to cooperate with the Licensor and provide within a such period a reasonable estimate of relevant "[***]"and the Royalties.
被许可方应在每一日历年结束后的"[***]"天内，分别向许可方提交一份报告，载明该等日历年内许可产品与服务的以下信息：(i) "[***]"；以及(ii) "[***]"。就"[***]"应支付的许可费总额，应在双方确认付款金额并完成发票开具后"[***]"天内支付。尽管有上述约定，如果许可方根据当地法律或合规要求须在更短时间内提供相关费用估算，被许可方应尽力配合许可方并在更短时间内提供相关"[***]"及许可费的合理估算。

3.3 Record and Audit Rights
记录和审计权

Licensee shall keep (and shall cause its sub-licensees to keep) complete and accurate books and records that are necessary for Licensor to ascertain and verify the amounts of due Royalties of each Calendar Year during the Term. Licensor or its designated Affiliates shall be entitled to, with prior written notice no later than fifteen (15) Business Days, at its sole expense, appoint an independent, certified public accountant to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Revenues and the correctness of any payment made under this Agreement, and such examination shall not be more than once per Calendar Year. The Licensor shall ensure that the certified public accountant appointed by it shall comply with the confidentiality terms hereunder and be liable for his or her acts.
被许可方应保存（并应促使其被分许可方保存）完整和准确的，为许可方确认和核实期限内每一日历年度到期许可费数额所必要的，账簿和记录。许可方或其指定的关联方应有权在不迟于十五（15）个工作日的事先书面通

Execution Version
Privileged & Confident

知下，仅为核实净营收的计算及报告，以及根据本协议进行付款的准确性之目的，自费委派一名独立的注册会计师检查该等账簿和记录，且该等确认与核实每一日历年度不得超过一次。许可方应当保证其委派的注册会计师遵守本协议下的保密条款，并为其行为负责。

3.4 Taxes
税款

All Royalties under this Agreement are exclusive of VAT and any other taxes, for example withholding tax and surcharges. The Licensee shall bear the VAT and the withholding tax. Each party shall bear its own stamp duty and surcharges payable in their respective jurisdiction that are applicable in accordance with local legislation to all amounts referred to in this Agreement.
本协议下许可费为不含增值税或其他税款，例如预扣税和附加税。被许可方应承担增值税、预扣税。各方应各自承担各自司法管辖区内应支付的印花税及附加税，本协议提及的所有金额款项的印花税应根据适用法律支付。

3.5 Late Payment
延迟支付

Any due but unpaid and undisputed amounts owed by Licensee to Licensor shall automatically be subject to interest for late payments as of the due date of such amounts and the interest rate shall equal to "[***]" per annum. Licensee hereby agrees to reimburse Licensor for all reasonable costs and expenses incurred in the collection of such unpaid and undisputed amounts, including without limitation, reasonable attorneys' fees and costs.
被许可方就其对许可方承担的任何到期但无争议的未支付款项，应自到期之日自动计付迟延支付利息，利率为 "[***]"。被许可方特此同意向许可方为取得该等无争议的未付款项所支付的所有合理成本和费用进行补偿，包括但不限于合理的律师费和费用。

4. LICENSEE OBLIGATIONS
被许可方的义务

The Licensee hereby undertakes:
被许可方在此承诺：

4.1 not to acquire, by registration or otherwise, any trademark or logos in any country which comprises or includes the word 'Polestar' or any trademark or logos that are identical to or similar with the Polestar Brands or any confusingly similar word or device;
不会在任何国家内以注册或者其他方式获取构成或者包含"Polestar"或者与极星品牌相同或类似或任何部分或者任何引人混淆的任何商标或标识；

Execution Version
Privileged & Confident

4.2 not to use the Polestar Brands upon any products or services other than the Licensed Products and Services;
不会将极星品牌用于除许可产品与服务之外的任何商品或者服务；

4.3 not to use in connection with the Licensed Products and Services any other trademark or logo that so nearly resembles any of the Polestar Brands as to be likely to cause deception or confusion. For the avoidance of doubt, use of trademark or logo without changing the distinctive characteristics for identification of the Polestar Brands shall not be deemed as a violation of this clause provided that Licensee complies with Exhibit B Polestar Brands Identity Use China and Polestar Brands Identity Use Global;
不会将与任何极星品牌近似以致于可能造成欺骗或者混淆的任何其他商标或标识用于许可产品与服务。为免疑义，在不违反附件 B《极星品牌标记中国使用指南》以及《国际版极星品牌标记指南》的前提下，对未改变极星品牌显著识别特征的商标或标识使用不视为违反本款约定；

4.4 to ensure that all products and services sold and provided under the Polestar Brands pursuant to this Agreement comply with standards of quality agreed by both Parties;
确保根据本协议销售和提供的极星品牌项下的所有产品和服务均符合双方约定的质量标准；

4.5 to ensure that the Polestar Brands are always used in accordance with Exhibit B Polestar Brands Identity Use China and Polestar Brands Identity Use Global(in the event of any inconsistency, the Polestar Brands Identity Use China shall prevail), which may be updated from time to time and communicated to the Licensee in writing, provided that the Licensor shall notify the Licensee in writing in advance within a reasonable time and provide a corresponding transition period to allow Licensee to comply with the updated version. If the Licensee uses the Polestar Brands on the products or services as otherwise approved according to the decision-making mechanism agreed in the Shareholders Agreement, the Licensor has the right to update Exhibit B Polestar Brands Identity Use China and Polestar Brands Identity Use Global and the Licensee will comply with the updated guidelines to use the Polestar Brands.
确保始终根据附件 B《极星品牌标记中国使用指南》以及《国际版极星品牌标记指南》(如有冲突以《极星品牌标记中国使用指南》为准）使用极星品牌（该等指南可不时更新并书面告知被许可方)，但前提是许可方在合理期限内提前书面通知被许可方并提供相适应的过渡期以便被许可方遵守该指南更新部分。如果被许可方将极星品牌使用在根据股东协议约定的决策机制另行批准的产品或服务上，许可方有权更新附件 B《极星品牌标记中国使用指南》以及《国际版极星品牌标记指南》，被许可方应根据更新的指南使用极星品牌。

Execution Version
Privileged & Confident

4.6 not to transfer the right to use any Polestar Brands to any third parties, without the prior consent of Licensor; and
未经许可方事先书面同意，不会向任何第三方转让使用任何极星品牌的权利；及

4.7 to remain fully liable for any acts or omissions of its sub-licensees as if undertaken by Licensee itself, "[***]".
就分许可受让方的任何作为或不作为，如同被许可方自身行为一样，承担全部责任，"[***]"。

5. QUALITY CONTROL
质量控制

5.1 This Agreement is subject to the Licensee meeting Licensor's quality standards and applicable government regulatory standards in the Territory.
本协议以被许可方满足许可方的质量标准以及区域内适用的政府监管标准为条件。

5.2 The Parties acknowledge and agree that Licensor has extensive rights pursuant to this Agreement to effectively manage and supervise the Licensee's use of the Polestar Brands in accordance with the terms and conditions of this Agreement.
双方确认并同意，许可方根据本协议拥有有效控制和监督被许可方根据本协议条款和条件使用极星品牌的排他性权利。

5.3 The Licensee shall badge the Licensed Products and Services in accordance with Exhibit B Polestar Brands Identity Use China and Polestar Brands Identity Use Global which could be modified by the Licensor from time to time by notifying the Licensee in writing, provided that the Licensor shall notify the Licensee in writing in advance within a reasonable time and provide a corresponding transition period to allow Licensee to comply with the modified version.
被许可方应当根据附件 B《极星品牌标记中国使用指南》以及《国际版极星品牌标记指南》标记许可产品与和服务，许可方可通过书面通知被许可方随时修订该指南，但前提是许可方在合理期限内提前书面通知被许可方并提供相适应的过渡期以便被许可方遵守该指南修订部分。

6. REPRESENTATION AND WARRANTIES
陈述与保证

In addition to the representations and warranties under Section 2.2 of the Shareholders Agreement and subject to the terms and conditions in this Agreement:
除股东协议第 2.2 条项下的陈述与保证以外，以及根据本协议的条款和条件：

6.1 Licensor hereby further represents and warrants to the Licensee that:
许可方特此向被许可方进一步陈述和保证：

Execution Version
Privileged & Confident

(a) Licensor has full right and authority to enter into this Agreement and is in the lawful position during the Term to grant the license of the Polestar Brands under this Agreement;
许可方拥有完全的权利和权力以签署本协议，且在期限内具有在本协议项下授予极星品牌许可的合法地位；

(b) The execution of this Agreement will not breach any agreement to which the Licensor is a party;
本协议的签署将不会违反许可方作为一方当事人的任何协议；

(c) Licensor's entering into and carrying out of this Agreement does not require any consent or approval which has not been obtained;
许可方签署并履行本协议的行为不需要取得任何尚未取得的同意或批准；

(d) As of the Executive Date, except the proceedings and events disclosed by the Licensor to the Licensee in writing, within the Territory, there are no pending infringement litigations, oppositions, invalidations, cancellations or revocations with respect to the Polestar Brands, or other proceedings or events which may affect the validity, enforceability, ownership of the registered trademarks of the Polestar Brands or which may otherwise affect the Licensee's rights hereunder; and
截至本协议生效日，除许可方书面向被许可方披露的相关程序和事件之外，在区域内不存在与极星品牌相关的未决侵权诉讼、异议、无效、撤销、注销或其他可能影响极星品牌中已注册商标的有效性、可执行性、所有权或在其他方面可能影响本协议下被许可方权利的程序或事件；及

(e) As of the Executive Date, within the Territory, there is no pledge, charge or other encumbrance with respect to the Polestar Brands except for "[***]". Licensor shall notify Licensee in writing of any pledge, charge or other encumbrance with respect to the Polestar Brands arising after the Executive Date, and ensure that such pledge, charge or other encumbrance with respect to the Polestar Brands will not impact the licence granted to Licensee under this Agreement.
截至本协议生效日，除"[***]"之外，在区域内不存在任何就极星品牌的质押、担保或其他权利负担。对于本协议生效日后在区域内任何就极星品牌的质押、担保或其他权利负担，许可方应书面通知被许可方并确保该等就极星品牌的质押、担保或其他权利负担不会影响本协议下被许可方权利。

Execution Version
Privileged & Confident

6.2 Licensee hereby further represents and warrants to Licensor that:
被许可方特此向许可方进一步陈述和保证：

(a) Licensee has full right and authority to enter into this Agreement and to perform its obligations hereunder;
被许可方拥有完全的权利和权力以签署本协议，以及履行其基于本协议项下的义务；

(b) The execution of this Agreement will not breach any agreement to which the Licensee is a party; and
本协议的签署将不会违反被许可方作为一方当事人的任何协议；及

(c) Licensee's entering into and carrying out of this Agreement does not require any consent or approval which has not been obtained.
被许可方签署并履行本协议的行为不需要取得任何尚未取得的同意或批准。

7. INFRINGEMENT
侵权

7.1 Each Party shall promptly notify the other Party if such Party is aware of any infringement of any of the Polestar Brands, or of the existence, use, promotion or attempted registration of any mark, design, domain name, trade name, or other intellectual property right similar to any of the Polestar Brands in the Territory.
如果任一方获悉任何极星品牌在区域内被侵权，或极星品牌的存在、使用、推广被侵权，或者类似极星品牌的任何标记、设计、域名、商号或其他知识产权被尝试注册，该方应当立即通知另一方。

7.2 The Licensor agrees, and shall cause the Polestar Brands Holders to agree, that the Licensee shall have the first right to take legal actions to protect its rights to Polestar Brands, at its expense, against the third party infringement within the Territory. “[***]”
许可方同意，并应促使极星品牌权利人同意，被许可方享有在区域内，自行承担费用，针对第三方侵权行为提起并进行关于极星品牌的维权行动的优先权利。“[***]”

7.3 The Licensor shall not, and cause Polestar Brands Holders not to, independently initiate, undertake or engage in any legal action with respect to the Licensed Products and Services in the Territory for the protection of, enforcement of, relating to or involving any of the Polestar Brands without the consent of the Licensee.
未经被许可方的同意，许可方不得，并应促使极星品牌权利人不得，在区

Execution Version
Privileged & Confident

域内单独启动、从事或者参与任何涉及许可产品与服务的旨在保护、执行任何极星品牌或与任何极星品牌有关或涉及任何极星品牌的法律措施。

7.4 The Parties expressly acknowledge that nothing in this Agreement, or any other agreement or contract between the Parties, shall prevent Licensor from immediately seeking injunctive relief, or any other equitable, judicial, administrative or other remedy, in any forum which Licensor, in its sole discretion, deems appropriate to protect its intellectual property rights other than for disputes arising under this Agreement between the Parties (which shall be settled in accordance with Section 14 of this Agreement).
双方明确认可，双方当事人在本协议或者任何其他协议或合同中的任何约定均不会妨碍许可方在许可方自行认为对保护其知识产权而言任何适当的法院立即寻求禁令救济或者任何其他衡平法、司法、行政或者其他救济（本协议项下双方之间产生的争议除外，应当依据本协议第 14 条解决）。

7.5 "[***]"
"[***]"

7.6 "[***]"
"[***]"

7.7 "[***]"
"[***]"

8. TITLE TO POLESTAR BRANDS
极星品牌的所有权

8.1 Licensee further recognises that Licensee shall not acquire and shall not claim any title in and to the Polestar Brands by virtue of the rights hereby granted to Licensee or through Licensee's use of the Polestar Brands, it being the intention of the Parties that all use of the Polestar Brands by Licensee shall at all times inure to Licensor and/or other members of Polestar Group (or any of their designated third parties). If requested by Licensor, the Licensee agrees to consent to the registration in any country and for any goods and/or services of the Polestar Brands by Licensor and/or other members of Polestar Group (or any of their designated third parties).
被许可方进一步确认，被许可方不会基于本协议项下向被许可方授予的权利或基于被许可方使用极星品牌而获得，且也不会因此而主张，与极星品牌有关的任何所有权。双方同意，被许可方对极星品牌的所有使用均符合许可方和/或极星集团的其他成员（或其指定的任何第三方）的利益。如果许可方要求，被许可方同意许可方和/或极星集团的其他成员（或其指定的任何第三方）在任何国家在任何商品和/或任何服务上注册极星品牌。

Execution Version
Privileged & Confident

8.2 Licensor further recognises and agrees that although the Licensor is not the trademark holder of the Polestar Brands, the Licensor shall guarantee that it shall at all times during the Term have all rights to perform all rights relating to the Polestar Brands under this Agreement as if the Licensor were the trademark holder of the Polestar Brands. The Licensor may not claim to release, impair or vary its obligations under this Agreement by reason that it is not the trademark holder of the Polestar Brands or by reason of a variation or rescission of the agreement between the Licensor and the Polestar Brands Holders.
许可方进一步认可并同意，虽然许可方并非极星品牌的商标权人，但许可方应保证其在期限内始终具有根据本协议约定履行与极星品牌相关的全部权利，如同许可方是极星品牌商标权人一样。许可方不得因其并非极星品牌商标权人或因其与极星品牌权利人之间的协议发生变更或解除而主张豁免、减损或变更其在本协议下的义务。

9. MAINTENANCE AND RENEWAL OF TRADEMARK REGISTRATIONS 商标登记的维持和更新

9.1 Licensor will maintain, renew, or cause the Polestar Brands Holders to maintain or renew, all necessary registrations and filings with the proper governmental authorities for the Polestar Brands, and notify the Licensee timely in writing with respect to the oppositions, invalidations, cancellations or revocations relating to the Polestar Brands, or other proceedings or events in the Territory which may affect the validity, enforceability, ownership of the registered trademarks of the Polestar Brands or which may otherwise affect the Licensee's rights hereunder. Licensee agrees to execute necessary documents and perform necessary actions requested by Licensor at Licensor's expense for the maintaining and renewal of such registrations and filings if needed.
许可方将维持、更新或促使极星品牌权利人维持或更新极星品牌在主管政府机构的所有必要注册和备案，并及时书面通知被许可方在区域内发生的与极星品牌相关的异议、无效、撤销、注销或其他可能影响极星品牌中已注册商标的有效性、可执行性、所有权或在其他方面可能影响本协议下被许可方权利的程序或事件。被许可方同意签署必要的文件并在许可方承担费用的前提下履行许可方合理要求的必要行动以维护和更新这些注册和备案（如需）。

9.2 "[***]".
"[***]"。

9.3 "[***]"
"[***]"。

Execution Version
Privileged & Confident

10. REGISTRATION OF AGREEMENT
协议登记

The Licensor shall and cause Polestar Brands Holders to submit this Agreement to the proper governmental authorities for filing if required by applicable laws or requested by the Licensee. The Licensee shall cooperate to execute the necessary filing documents and upon completion of the filing, the Licensor shall deliver to Licensees the evidence of such filing.
如果适用法律要求或被许可方要求，许可方应并应促使极星品牌权利人在主管政府机构办理商标许可备案，届时被许可方应配合签署必要的备案文件，完成备案后许可方将向被许可方交付有关该等备案的证明。

11. TERMINATION
终止

11. 1 This Agreement shall commence and continue in force upon the Executive Date, until"[***]"(the "**Term**"), unless the Term is otherwise terminated pursuant to this Section 11.
本协议应从生效日开始并持续有效，直到根"[***]"（**"期限"**），但根据本第 11 条另行终止期限的情况除外。

11.2 This Agreement shall be terminated when any of the following events occurs:
本协议在以下情形出现时应终止：

(a) the Term expires pursuant to Section 11.1 of this Agreement above;
根据前述第 11.1 条的规定期限到期；

(b) the expiration or termination of the "[***]"
"[***]"到期或终止；

(c) this Agreement is to be terminated by written mutual agreement of the Parties; or
双方通过书面协议同意终止本协议；或

(d) either Party terminates this Agreement pursuant to Sections 11.3 or 11.4 of this Agreement.
任一方根据本协议第 11.3 条或第 11.4 条终止本协议。

11.3 Notwithstanding Section 11.1 of this Agreement, this Agreement may be terminated by Licensor, at Licensor's sole discretion, at any time under any of the following circumstances:

Execution Version
Privileged & Confident

无论本协议第 11.1 条如何约定，在任何以下情形下，许可方有权自行决定终止本协议：

(a) Licensee fails to perform any material terms and conditions of this Agreement to be performed by Licensee and fails, after receiving written notice from Licensor of such breach, within sixty (60) days to remedy such breach, Licensor may at its sole discretion, terminate the Agreement with immediate effect;
被许可方未能履行本协议项下其应当履行的任何重要条款和条件，并且在收到许可方关于该等违约的书面通知后的六十（60）日内未能对该等违约采取补救措施，则许可方可自行决定立即终止本协议；

(b) Licensee assigns this Agreement without the prior written consent of Licensor or any of its rights or obligations hereunder;
被许可方未经许可方的事先书面同意转让本协议或者其在本协议项下的任何权利或者义务；

(c) Licensee is declared bankrupt or is the subject of proceedings for dissolution or liquidation, or commits any other act of insolvency, or ceases to carry on its business, or is unable to pay its debts as they become due; or
被许可方被宣告破产、成为解散或者清算程序的主体、存在任何资不抵债情况、停止经营业务，或无法清偿到期债务；或

(d) "[***]"
"[***]"

11.4 Notwithstanding Section 11.1 of this Agreement, this Agreement may be terminated by the Licensee, at Licensee's sole discretion, at any time under any of the following circumstances:
无论本协议第 11.1 条如何约定，在任何以下情形下，被许可方有权自行决定终止本协议：

(a) Licensor fails to perform any material terms and conditions of this Agreement to be performed by Licensee and fails, after receiving written notice from Licensee of such breach, within sixty (60) days to remedy such breach, Licensee may at its sole discretion, terminate the Agreement with immediate effect;
许可方未能履行本协议项下其应当履行的任何重要条款和条件，并且在收到被许可方关于该等违约的书面通知后的六十（60）日内未能对该等违约采取补救措施，则被许可方可自行决定立即终止本协议；

(b) Licensor is declared bankrupt or is the subject of proceedings for dissolution or liquidation, or commits any other act of insolvency, or ceases

Execution Version
Privileged & Confident

to carry on its business, or is unable to pay its debts as they become due; or
许可方被宣告破产、成为解散或者清算程序的主体、存在任何资不抵债情况、停止经营业务，或无法清偿到期债务；

(c) "[***]"; or
"[***]"；或

(d) "[***]".
"[***]"。

12. CONSEQUENCES OF TERMINATION
终止的后果

12.1 Upon expiration or termination of this Agreement for any reason, all rights granted to Licensee under this Agreement relating to the Polestar Brands shall terminate. Licensee in such a case agrees to immediately cease use of the Polestar Brands and shall consent to cancellation of any filing of the Licensee's trademark license of the Polestar Brands between Licensor or Polestar Brands Holders and the Licensee, and shall execute any document necessary for that purpose and desist from any use of or reference to any of the Polestar Brands. Licensee agrees that it will not thereafter in any jurisdiction adopt, use, attempt to register, or refer to any trademarks, service marks, logos, designs, trade names, trade dress, domain name or other identification, or any material to which Licensor owns (or has licensed rights and a right to grant a sublicense to) copyrights, or other material that is derived from or is likely to be confused with, any of the Polestar Brands.
本协议期满或者由于任何原因而终止时，本协议项下向被许可方授予的与极星品牌有关的所有权利均将终止。在该等情形下，被许可方同意立即停止使用极星品牌，且应当同意取消许可方或极星品牌权利人与被许可方针对极星品牌的任何商标许可备案，及应当签署为此目的所必要的任何文件、停止任何使用或者提及任何极星品牌的行为。被许可方同意，其在此之后将不会在任何司法管辖区采用、使用、试图注册或者提及任何商标、服务标志、标识、设计、商号、装潢、域名或者其他标记，或者许可方拥有著作权（或者拥有许可权利和授予分许可的权利）的任何材料，或者从任何极星品牌派生的、或者可能与极星品牌混淆的其他材料。

12.2 Notwithstanding Section 12.1, in the event that this Agreement terminates in advance, the Licensee shall have the right to continue to use the intellectual property included in the Polestar Brands to sell, have sold, market, promote, distribute, import, and offer for sale the Licensed Products and Services in the Territory pursuant the terms and conditions of this Agreement under its orders in effect as of the date of termination of this Agreement for "[***]" days from the date of termination ("**Sell-Off Period**"). For the avoidance of doubt, the

Execution Version
Privileged & Confident

Licensee shall pay the Royalties as set forth in this Section 12.2 to the Licensor within "[***]" days after the expiration of the Sell-Off Period.
即便有第 12.1 条的约定，如本协议提前终止，被许可方应有权在终止之日起的"[***]"（**"清货期"**）内继续根据本协议的条款和条件在区域内将极星品牌所包含的知识产权用于销售、市场营销、推广、经销、进口及要约出售其于本协议终止之日已经生效订单的许可产品与服务。为免疑义，根据本第 12.2 条的约定所产生的许可费，被许可方应在清货期结束后的"[***]"日内支付给许可方。

13. 保密

13.1 Except as otherwise expressly provided in this Agreement, the Parties agree that during the Term of this Agreement and for ten (10) years thereafter, a Party of this Agreement (the "**Receiving Party**") shall use its best efforts to keep completely confidential and not disclose or make available to any third party, and not use for any purpose other than for the performance of this Agreement, any and all confidential information furnished by the other Party of this Agreement (the "**Disclosing Party**"). The Disclosing Party shall ensure that its and its Affiliates' respective directors, officers, employees or representatives will comply with the above-mentioned obligations. For the avoidance of doubt, the reports submitted annually by the Licensee to the Licensor and the information related to the examination of such records by the certified public accountant appointed by the Licensor or its designated Affiliates shall be considered as the Licensee's confidential information.
除本协议另有明确规定的之外，双方同意在本协议期间及之后十(10)年内，本协议的一方（"接收方"），应尽其最大努力对由本协议的另一方（"披露方"）提供的任何和所有保密信息进行完全保密，不得公布或以其他方式向任何第三方披露且不得为除履行本协议之外的任何目的使用披露方提供的任何和所有保密信息。披露方应确保其和其关联方的各自董事、管理人员、雇员或代表也是如此。为避免歧义，被许可方每年向许可方提交的报告和许可方或其指定的关联方委派注册会计师检查账簿和记录的相关信息属于被许可方的保密信息。

13.2 The Receiving Party shall take effective confidentiality measures to protect the Disclosing Party's confidential information. The confidentiality measures shall be no less than the measures the Receiving Party takes to protect its own equivalent confidential information and no less than the requirements under this Agreement. The Receiving Party shall restrict the scope and number of its personnel having access to the confidential information, and make sure that only its employees, representatives or consultants who directly participate in the work under this Agreement are permitted to have access to the confidential information, and such employees, representatives or consultants shall sign the confidentiality agreement with the Receiving Party to ensure the confidentiality

Execution Version
Privileged & Confident

of the confidential information in accordance with the requirements of this Agreement. The confidentiality agreement shall expressly provide that such employees, representatives or consultants shall be jointly and severally liable for any damages suffered by the Disclosing Party as a result of their breach of the confidentiality obligations thereunder.

接收方必须采取有效的保密措施来保护披露方的保密信息，保密措施的等级不得低于接收方为保护自己同等机密所采取的措施，且同时不得低于本协议的要求。接收方必须限制其接触保密信息的人员的范围以及人数，只有直接参与本协议项下工作的雇员、代表或顾问才能接触保密信息，并且这些雇员、代表或顾问必须与接收方签有相应的保密协议，使得他们能够按照本协议的要求确保保密信息的机密性，且在保密协议中明确规定，若该等雇员、代表或顾问违反该保密协议项下的保密义务，给披露方造成损失的，应与接收方就该等损失承担连带责任。

13.3 The confidentiality obligations of the Receiving Party shall not apply to information furnished by the Disclosing Party which: (i) at the time of, or thereafter becomes generally available to the public without breach by the Receiving Party of any confidentiality obligation under this Agreement; (ii) was known to the Receiving Party at the time of disclosure by the Disclosing Party; or (iii) was lawfully disclosed to the Receiving Party by a third party without breach of any confidentiality obligation to the Disclosing Party, in each case provided that there is written evidence proving so.

接收方的保密义务不适用于披露方提供的符合下列情形之一的信息，但前提是要有书面证据证明存在该等情形：(i)在当时或者之后非因接收方违反本协议项下的任何保密义务而变成可为公众普遍获得的信息；(ii)在披露方披露时已为接收方所知悉；或者(iii)由第三方在没有违反任何对披露方的保密义务情况下合法地披露给接收方。

13.4 Disclosure required by law. The confidentiality obligations of the Receiving Party shall not apply to: (i) submission by the Receiving Party for approval or filing as required by applicable government regulatory standards in the Territory to the Licensed Products and Services, or (ii) disclosure that is required pursuant to applicable law, court orders or other requirements of regulators with competent jurisdiction; provided, however, that, if the Receiving Party is required to make any such disclosure of confidential information of the Disclosing Party, the Receiving Party shall, to the extent permitted by law, give the Disclosing Party reasonable advance notice of such disclosure and shall exercise reasonable efforts to effectively prevent or restrict the disclosure of such confidential information.
法律要求的披露。接收方的保密义务不应适用于下列情况：(i) 接收方向政府机构或其代理提交许可产品与服务区域内适用的政府监管标准的审批或备案信息，或 (ii) 根据适用法律要求、法院命令或其他有管辖权的监管机构要求需要披露的情况；但是如果接收方被要求对披露方的保密信息做

Execution Version
Privileged & Confident

出任何该等披露，该接收方，在法律允许的范围内，应就该等披露要求给与披露方合理的事先通知，并应尽合理努力有效地防止或限制该保密信息的披露。

14. GOVERNING LAW AND DISPUTE RESOLUTIONS
管辖法律和争议解决

The provisions regarding governing law and dispute resolutions in the Shareholders Agreement shall apply to this Agreement.
股东协议里与管辖法律、争议解决有关的规定应适用于本协议。

15. MISCELLANEOUS
其他

15.1 Effectiveness
效力

This Agreement shall come into effect on the Executive Date.
本协议将在生效日开始生效。

15.2 Notices
通知

(a) All notices and communications between the Parties shall be in writing and shall be written in Chinese and English and may be delivered by hand, courier or email to the following addresses:
双方之间的所有通知和通讯应采用书面形式，以中文和英文书写，可以通过专人递送、快递、或电子邮件发送至如下地址：

If to Licensor:
如果发送给许可方：
Polestar Performance AB
博乐斯达性能有限公司
Legal Department
法律部
at Assar Gabrielssons Väg 9 SE-405 31 Göteborg,
Sweden 412 50 Göteborg, Sweden
Email/电子邮箱: "[***]"

If to Licensee:
如果发送给被许可方：
[*]

Execution Version
Privileged & Confident

(b) Notices shall be deemed to have been delivered at the following times:
在以下时间通知应被视为已经送达：

(i) if by hand, on reaching the designated address subject to proof of delivery;
如果以专人送出，送达指定地址且交付凭证为准；

(ii) if by courier, the third Business Day after the date of dispatch; and
如果以快递方式送出，则为派件日后的第三个营业日；及

(iii) if by email, at the time when the email is sent to the server of the email box designated by the other Party.
如以电子邮件发送，则在邮件发送至对方指定的电子邮箱所在服务器时视为收到。

(c) For the avoidance of doubt, any notice or communication delivered to a Party's copy address only shall not be deemed to have been delivered to such Party.
为免歧义，通知或通信仅送达一方副本抄送地址的，将不视为对该方已经送达。

15.3 During the Term, each Party may change its particulars for receipt of notices at any time by notice given to the other Party pursuant to this Section 15.
在期限内，一方可随时根据本第 15 条的规定向另一方发出通知，改变其通知送达地址。

15.4 Assignment
转让

Unless otherwise provided in this Agreement, neither Party may assign its rights or obligations under this Agreement to a third party without the prior written consent of the other Party.
除非本协议另有规定，未经另一方事先书面同意，任何一方不得将其在本协议项下的权利或义务转让给第三方。

15.5 Severability
可分割性

If any provision in this Agreement shall be held to be illegal, invalid or legally unenforceable, in whole or in part, under any applicable enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected. The Parties shall consult with each other so as to replace the provisions that are deemed to have been deleted with a new one

Execution Version Privileged & Confident that shall be legal, effective, acceptable and closest possible to the Parties’ original purpose in this Agreement. 如果本协议的任何条款根据任何适用法律或法规被认定全部或部分不合法、 无效或在法律上不可强制执行，该等条款或部分应在该等范围内视为不构 成本协议的一部分，但本协议其余条款的合法性、有效性和可强制执行性 应不受影响。双方应相互协商，以合法、有效、可接受且可能最接近双方 订立本协议的最初目的的新条款取代被视为已经删除的条款。 15.6 Waiver 弃权 Any Party’s failure to exercise or delay in exercising any right, power or privilege under this Agreement shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege. 一方未行使或迟延行使其在本协议项下的任何权利、权力或特权，不构成 该方对该等权利、权力或特权的放弃，任何单独或部分行使任何权利、权 力或特权并不排除其在将来再次行使该等权利、权力或特权。 15.7 Further Assurance 进一步保证 At any time after the Executive Date, the Parties shall, and shall use their reasonable endeavours to procure that any necessary third party shall, to the extent reasonable and at the cost of the relevant Party, execute such documents and do such acts and things as that Party may reasonably require for the purpose of giving to that Party the full benefit of all the provisions of this Agreement. 在生效日后的任何时间，双方应，并应尽其合理努力促使任何必要的第三 方，在合理范围内并由相关方承担费用，签署该等文件，并采取和完成该 等文件和行为，以使该一方享有本协议全部规定的充分利益。 15.8 The Shareholders Agreement 股东协议 In case of any inconsistency or conflict between the Shareholders Agreement and this Agreement, this Agreement shall prevail. 如股东协议与本协议存在任何不一致或矛盾之处，应以本协议为准。 15.9 Language and Copies 语言和份数 (a) This Agreement shall be written in both English and Chinese. The Chinese version and the English version shall have the same legal effect. Execution Version Privileged & Confident 本协议应以英文和中文书写。中文版本和英文版本具有同等法律效 力。 (b) Any amendments and supplements to this Agreement (including Section 3.4 Taxes) shall be in writing. 双方应以书面协议的方式对本协议（包括第 3.4 条税款）进行修改和 补充。 (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by executing any such counterpart. 本协议可签署任意数量的副本，所有副本共同构成同一份文件。任何 一方可以通过签署其中任何一份副本的方式签订本协议。 (Intentionally left blank) （以下为空白页） Execution Version Privileged & Confident [Signature Page to Polestar Brands License Agreement] [极星品牌许可协议签字页] IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to sign this Agreement as of the date first set forth above. 特此见证，双方已促使其正式授权代表在文首日期签署本协议。 Polestar Performance AB 博乐斯达性能有限公司 Signature/签字: ___Anna Rudensjö, General Counsel__________ Name/姓名: ___Jonas Engström , Head of Operations______ Title/职位: ____________________ Execution Version Privileged & Confident [Signature Page to Polestar Brands License Agreement] [极星品牌许可协议签字页] IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to sign this Agreement as of the date first set forth above. 特此见证，双方已促使其正式授权代表在文首日期签署本协议。 [PXJV] Signature/签字: ___ Shen Ziyu, Legal Representative__________ Name/姓名: ____________________ Title/职位: ____________________

Execution Version Privileged & Confident EXHIBIT A 附件 A “[***]” Execution Version Privileged & Confident EXHIBIT B 附件 B “[***]” “[***]”